UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 11, 2019

Innovative Industrial Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-37949	81-2963381
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

11440 West Bernardo Court, Suite 220

San Diego, California 92127

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (858) 997-3332

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IIPR	New York Stock Exchange
Series A Preferred Stock, par value $0.001 per share	IIPR-PA	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement.

On July 12, 2019, Innovative Industrial Properties, Inc. (the “Company”) and IIP Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), entered into an underwriting agreement (the “Underwriting Agreement”) with BTIG, LLC, as representative of the underwriters (the “Underwriters”), pursuant to which the Company agreed to issue and sell to the Underwriters 1,300,000 shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), plus up to 195,000 shares of Common Stock pursuant to an option to purchase additional shares (together, the “Shares”), at a price to the public of $126.00 per share. The offering closed on July 16, 2019. Gross proceeds from the offering of 1,300,000 shares were approximately $163.8 million. After the closing of the offering, the number of shares of Common Stock outstanding was 11,109,171.

Under the terms of the Underwriting Agreement, the Company and the Operating Partnership have agreed to jointly and severally indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and other federal or state statutory laws or regulations. The Underwriting Agreement contains customary representations, warranties, covenants, obligations of the parties and termination provisions. The Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and the description of the Underwriting Agreement contained herein is qualified in its entirety by reference to such exhibit.

The offering is being conducted pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-225702). The offering was made pursuant to the prospectus supplement, dated July 12, 2019 (the “Prospectus Supplement”), and the accompanying prospectus, dated July 3, 2018, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

A copy of the opinion of Foley & Lardner LLP relating to the legality of the issuance and sale of the Shares is attached to this Current Report on Form 8-K as Exhibit 5.1. A copy of the opinion of Foley & Lardner LLP with respect to certain tax matters is attached to this Current Report on Form 8-K as Exhibit 8.1.

Item 7.01 Regulation FD Disclosure.

On July 11, 2019, the Company issued a press release announcing the commencement of the offering; and on July 12, 2019, the Company issued a press release announcing the pricing of the offering, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively.

The information contained in Item 7.01 of this report, including Exhibits 99.1 and 99.2, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Such information shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description of Exhibit

1.1	Underwriting Agreement, dated as of July 12, 2019, between Innovative Industrial Properties, Inc., IIP Operating Partnership, LP and BTIG, LLC, as representative of the several Underwriters.
5.1	Opinion of Foley & Lardner LLP (including consent of such firm).
8.1	Opinion of Foley & Lardner LLP regarding certain tax matters (including consent of such firm).
23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).
23.2	Consent of Foley & Lardner LLP (included in Exhibit 8.1).
99.1	Press release issued by Innovative Industrial Properties, Inc. on July 11, 2019.
99.2	Press release issued by Innovative Industrial Properties, Inc. on July 12, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2019	INNOVATIVE INDUSTRIAL PROPERTIES, INC.

	By:	/s/ Catherine Hastings
	Name:	Catherine Hastings
	Title:	Chief Financial Officer, Chief Accounting Officer and Treasurer